Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES SECOND QUARTER
2014 EARNINGS CONFERENCE CALL

DENVER, CO - July 11, 2014 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the second quarter 2014 after the close of trading on July 29, 2014. A teleconference to discuss these results and other operational matters is scheduled for July 30, 2014, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). Conference dial-in information is included below. A telephonic replay of the call will be available approximately two hours after the call through August 13, 2014.

Call Type	Phone Number	Conference ID
Domestic Participant	877-303-1292	72768736
Domestic Replay	855-859-2056	72768736
International Participant	315-625-3086	72768736
International Replay	404-537-3406	72768736

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through August 13, 2014.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444